Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FOURTH QUARTER AND FULL-YEAR 2009 RESULTS

ATLANTA, GA — January 13, 2010 — Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, today announced that it will release its fourth quarter and full-year financial results for the period ended December 31, 2009 on Wednesday, January 27, 2010.  In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 27, 2010 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 888-561-1721 (domestic) or 480-629-9868 (internationally).  For interested individuals unable to join the call, a replay will be available until Wednesday, February 3, 2010 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4200223.  The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North American consumer and commercial services company.  Through its wholly owned subsidiaries, Orkin, PCO Services, HomeTeam Pest Defense, Western Pest Services, The Industrial Fumigant Company and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East, Asia and the Mediterranean from over 500 locations.   You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.cranepestcontrol.com and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.